                                                                    EXHIBIT 10.4

                   FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

      This INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of March 23, 2004, between URS Corporation, a Delaware corporation (the "Company"), and ____________________ (the "Indemnitee").

                                    RECITALS

      WHEREAS, highly competent persons are becoming more reluctant to serve or to continue to serve publicly held corporations as directors unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

      WHEREAS, the current uncertainties relating to the availability of adequate insurance for directors have increased the difficulty for corporations to attract and retain competent and experienced persons to serve as directors;

      WHEREAS, the Company's Board of Directors (the "Board") has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons to serve as directors, that this situation is detrimental to the best interests of the Company's stockholders and that the Company should act to assure its directors that there will be increased certainty of adequate protection in the future;

      WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify its directors to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

      WHEREAS, Indemnitee is a director of the Company and is willing to serve and continue to serve for and on behalf of the Company in such capacity on the condition that the Company indemnify him or her to the fullest extent permitted by the laws of the State of Delaware and upon the other undertakings set forth in this Agreement; and

      WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability, in order to enhance Indemnitee's continued, effective service as a director of the Company, the uncertainty of maintaining satisfactory director and officer liability insurance coverage, and in order to provide such protection pursuant to express contractual rights (intended to be enforceable irrespective of any amendment to the Company's Certificate of Incorporation or By-Laws (together, the "Charter Documents") or any change in the composition of the Board or an acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee as set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises, Indemnitee's agreement to continue to serve as a director of the Company and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. CERTAIN DEFINITIONS. In addition to terms defined elsewhere herein, the following terms shall have the respective meanings indicated below when used in this Agreement:

      (a) CHANGE IN CONTROL. For purposes of this Agreement, "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent 50% or more of the total voting power represented by the Company's then outstanding Voting Securities (as defined below), or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets.

      (b) CLAIM. For purposes of this Agreement, "Claim" shall mean (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding (including any cross claim or counterclaim in any action, suit or proceeding), whether made pursuant to federal, state or other law (including securities laws) and (ii) any inquiry or investigation (including discovery), whether made, instituted or conducted by the Company or any other party, including any federal, state or other governmental entity, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other.

      (c) EXPENSES. For purposes of this Agreement, "Expenses" shall mean all costs (including attorneys' and experts' fees and expenses) and all other expenses and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal) any Claim relating to any Indemnifiable Event.

      (d) INDEMNIFIABLE EVENT. For purposes of this Agreement, "Indemnifiable Event" shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, partnership committee member or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

      (e) INDEPENDENT LEGAL COUNSEL. For purposes of this Agreement, "Independent Legal Counsel" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 6, who shall not have otherwise performed services for the Company or Indemnitee within the past five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements). Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

      (f) POTENTIAL CHANGE IN CONTROL. For purposes of this Agreement, a "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control, (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing nine and one-half percent (9.5%) or more of the combined voting power of the Company's then outstanding Voting Securities, increases his beneficial ownership of such securities by five

                                        2.

percentage points (5%) or more over the percentage so owned by such person or
(iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

      (g) REVIEWING PARTY. For purposes of this Agreement, "Reviewing Party" shall mean any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

      (h) VOTING SECURITIES. For purposes of this Agreement, "Voting Securities" shall mean any securities of the Company that vote generally in the election of directors.

2.    INDEMNIFICATION ARRANGEMENT; DETERMINATION OF RIGHT; BURDEN OF PROOF.

      (a) INDEMNIFICATION ARRANGEMENT. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Claim, had no reasonable cause to believe Indemnitee's conduct was unlawful. If so requested by Indemnitee, the Company shall advance (within ten
(10) business days of such request) any and all Expenses to Indemnitee (an "Expense Advance").

      (b) DETERMINATION OF RIGHT. Notwithstanding the foregoing, the obligations of the Company under Section 2(a) shall be subject to the following conditions:

            (i) Following written demand for indemnification, the Reviewing Party shall make a determination (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 6 hereof is involved) that Indemnitee is permitted to be indemnified under applicable law. If there has been no determination by the Reviewing Party within thirty days (30) after written demand for indemnification made under Section 2(a) or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of California or the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 6 hereof.

            (ii) The obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

                                       3.

            (c) BURDEN OF PROOF. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

3.    INDEMNIFICATION FOR ADDITIONAL EXPENSES.

      Without limiting the generality of Section 2, the Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within five (5) business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or the Charter Documents relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; provided, however, that Indemnitee shall return, without interest, any such advance of expenses (or portion thereof) that remains unspent at the final disposition of the Claim to which the advance related.

4.    PARTIAL INDEMNITY, ETC.

      If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim relating in whole or in part to an Indemnifiable Event, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all such Claims or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

5.    NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

      (a) NOTICE BY INDEMNITEE. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Claim, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof. In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power to provide. The failure by Indemnitee to timely notify the Company of any Claim shall not relieve the Company from liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Claim and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

      (b) NOTICE BY COMPANY. If, at the time of the receipt of a notice of the commencement of or the threat of commencement of any Claim pursuant to Section 5(a) hereof, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

      (c) DEFENSE. In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding; provided, that (i) the Indemnitee shall have the right to employ his or her counsel in any such proceeding at the Indemnitee's expense and (ii) if
(A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

                                       4.

6.    CHANGE IN CONTROL.

      If there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under the Charter Documents, this Agreement or any other agreement now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company shall pay the reasonable fees of the Independent Legal Counsel referred to above and shall fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

7.    ESTABLISHMENT OF TRUST.

      In the event of a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid; provided that in no event shall more than one hundred thousand dollars ($100,000) be required to be deposited in any trust created hereunder in excess of amounts deposited in respect of reasonably anticipated Expenses. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the trust shall provide that (i) the trust shall be irrevocable, (ii) the trustee shall advance, within two (2) business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 2(b) of this Agreement, (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement, all unexpended funds in such trust shall be returned to the Company. The trustee shall be chosen by Indemnitee. Notwithstanding anything in this Agreement to the contrary, to the extent of the amount of funds in the trust corpus the Company shall have no obligation to indemnify Indemnitee under this Agreement.

8.    NO PRESUMPTIONS.

      For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9.    NONEXCLUSIVELY, ETC.

      The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Charter Documents or the Delaware General Corporation Law ("DGCL") or otherwise. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than

                                       5.

would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. The indemnification provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any Claim.

10.   MUTUAL ACKNOWLEDGMENT.

      Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

11.   LIABILITY INSURANCE.

      To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director.

12.   EXCEPTIONS.

      Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

      (a) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, prior to a Change in Control, unless the Board has authorized or consented to the initiation of such Claim and except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate.

      (b) LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceedings was not made in good faith or was frivolous.

      (c) INSURED CLAIMS. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Charter Documents or otherwise) of the amounts actually indemnifiable hereunder.

      (d) CLAIMS UNDER SECTION 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute.

      (e) UNAUTHORIZED SETTLEMENTS. To indemnify Indemnitee for any amounts paid in settlement of any Claim effected without the Company's written consent, which shall not be unreasonably withheld; provided, however, that the Company shall be permitted to settle any Claim except in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent, which consent may be given or withheld in Indemnitee's sole discretion.

                                       6.

      (f) JUDICIAL DETERMINATION. To indemnify Indemnitee for (i) conduct finally adjudged as constituting active or deliberate dishonesty or willful fraud or illegality, or (ii) conduct finally adjudged as producing an unlawful personal benefit.

13.   PROHIBITED LOAN LIMITATIONS.

      Notwithstanding any provision in this Agreement to the contrary, in the event that any Expense Advance or other advance payment of Expenses would amount to a prohibited loan pursuant to Section 402 of the Sarbanes-Oxley Act of 2002, as determined by final regulation of a regulatory body having jurisdiction to make such a determination or by a court of competent jurisdiction, then the Company shall not be required to make such Expense Advance or other advance payment of Expenses.

14.   PERIOD OF LIMITATIONS.

      No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two- (2-) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

15.   AMENDMENTS; WAIVER.

      No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.   SUBROGATION.

      In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17.   BINDING EFFECT, ETC.

      This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Company or of any other enterprise at the Company's request.

18.   SEVERABILITY.

      The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

                                       7.

19.   GOVERNING LAW.

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of ____________________, 200___.

                                             URS CORPORATION

                                             By:________________________________

                                             Name:
                                             Title:

                                             INDEMNITEE
                                             ___________________________________
                                             Name:

                                       8.